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EXHIBIT 4.15
------------

                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 -----------------------------------------------


         This Fourth Amendment to Loan and Security Agreement (the "Fourth Amendment") is made as of the 31st day of December, 2001, by and between TransPro, Inc. ("TransPro"), Evap, Inc., and GO/DAN Industries, Inc., as borrowers (individually, each a "Borrower" and collectively, the "Borrowers"), Allen Heat Transfer Products, Inc., GO/DAN de Mexico, SA de C.V. and Radiadores GDI, SA de C.V., as guarantors (each an "Obligor", and collectively, the "Obligors", as defined in the Loan Agreement (defined hereinafter)) and CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), as lender (the "Lender").

         WHEREAS, the Lender and Borrowers entered into a certain Loan and Security Agreement dated as of January 4, 2001 as amended (the "Loan Agreement");

         WHEREAS, the Borrowers intend to transfer the assets of TransPro's G&O Manufacturing Division to a recently formed wholly-owned subsidiary of TransPro, G&O Manufacturing Company, Inc., a Delaware corporation ("G&O Manufacturing"), and to dissolve Allen Heat Transfer Products, Inc. ("AHTP");

         WHEREAS, the Lender has agreed to enter into this Fourth Amendment subject to the terms and conditions set forth below;

         NOW THEREFORE, based on these premises, and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Borrowers and Lender hereby agree as follows:

         1.  Amendments to Loan Agreement.

             1.1. Lender consents to the formation of G&O Manufacturing and agrees that G&O Manufacturing is and shall be deemed to be a Borrower under the Loan Agreement and all other Financing Agreements.

             1.2. G&O Manufacturing hereby agrees to be a Borrower under the Loan Agreement and all other Financing Agreements and in furtherance thereof G&O Manufacturing agrees that it is absolutely, unconditionally and jointly and severally liable for the full, complete, and punctual payment and performance of all Obligations under the Loan Agreement and Financing Agreements whenever occurring or arising, whether existing or arising prior to the date hereof, existing on the date hereof, or hereafter arising, and that it has no defenses, counterclaims or setoffs to the full, complete and punctual payment and performance of all Obligations. In addition, to secure payment and performance of all Obligations, G&O Manufacturing hereby grants to Lender a continuing security interest in, a lien upon, a right of set off against, and hereby assigns to Lender as collateral security all of the Collateral, whether now owned or hereafter acquired or existing, and wherever located.



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             1.3. In addition to and without in any way limiting or substituting for the Collateral granted by Borrowers to Lender pursuant to the Loan Agreement and under the other Financing Agreements, as security for the payment and performance of all Obligations and any and all other obligations of every type of Borrowers to Lender, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, a right of setoff against and assigns to Lender as collateral security all of its property and assets of every type whatsoever, now owned or hereafter acquired, wherever located, including without limitation all of the following categories of property and interests in property, as defined under the UCC presently in effect in The Commonwealth of Massachusetts or as hereafter amended: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letters of credit (whether or not the letter of credit is evidenced by a writing), banker's acceptances and similar instruments and including all letter-of-credit rights, commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all products and proceeds of any of the foregoing. For all purposes under the Loan Agreement, each of the foregoing categories of property shall be deemed to be included in the Collateral and the definition of Collateral is hereby amended to include such categories. No Borrower shall change its state of incorporation without obtaining Lender's prior written consent, such consent to be in Lender's discretion. Each Borrower promptly shall notify Lender in writing upon such Borrower acquiring any commercial tort claim(s). Each Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and each Borrower as debtor, and including any other information with respect to the Borrowers or otherwise required by part 5 of Article 9 of the UCC, together with amendments and continuations with respect thereto, which authorization shall apply to all financing statements naming Lender or its designee as secured party and Borrower as debtor filed on, prior to or after the date hereof. In no event shall any Borrower file or permit or cause to be filed any correction statement, amendment, or termination statement with respect to any such financing statement. Borrowers shall take or cause to be taken all action required to cause the attachment, perfection and first priority of, and the ability of Lender to enforce the Lender's security interest including, without limitation, obtaining control agreements with respect to deposit accounts, letter-of-credit rights, electronic, chattel paper, instruments and investment property.

             1.4. Based on Borrowers' representation that AHTP has no assets or liabilities, Lender consents to the dissolution of AHTP as of December 31, 2001.

         2. Conditions Precedent. This Fourth Amendment and the Lender's obligations hereunder shall not be effective until each of the following conditions are satisfied (the "Fourth Amendment Effective Date"):

             2.1. Borrowers shall have duly executed and delivered this Fourth Amendment, and all other instruments, documents and agreements required by Lender;



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             2.2. All requisite corporate action and proceedings of the
Borrowers in connection with this Fourth Amendment shall be satisfactory in form and substance to Lender;

             2.3. There shall be no claim, lawsuit or action pending or threatened that would affect the performance by the Borrowers of their Obligations under the Financing Agreements or of the Lender under the Financing Agreements.

             2.4. Lender shall have received evidence, satisfactory to Lender, that G&O Manufacturing is duly incorporated and in good standing in Delaware and in each jurisdiction in which it does business, that there are no security interests or liens on the assets thereof and that the Lender's security interests and liens in the assets of G&O Manufacturing are duly perfected first priority security interests and liens.

         3. Representations and Warranties. Each Borrower jointly and severally represents and warrants to Lender the following:

             3.1. Organization and Qualification. Each of the Borrowers is duly incorporated or formed, as applicable, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable. Each Borrower is duly qualified to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure to be so qualified would have a material adverse effect on the financial condition, business or properties of any such Borrower.

             3.2. Power and Authority. Each Borrower is duly authorized and empowered to enter, deliver, and perform this Fourth Amendment, and each of the Financing Agreements to which it is a party. The execution, delivery, and performance of this Fourth Amendment and each of the other Financing Agreements have been duly authorized by all necessary corporate action of each of the Borrowers. The execution, delivery and performance of this Fourth Amendment and each of the other Financing Agreements do not and will not (i) require any consent or approval of the shareholders of the Borrowers; (ii) contravene the charter or by-laws of any of the Borrowers; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected, which breach or default is reasonably likely to have a material adverse effect of the financial condition, business or properties of such Borrower; or (v) result in, or require, the creation or imposition of any lien (other than the liens set forth in Schedule 8.4 to the Loan Agreement) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

             3.3. Legally Enforceable Agreement. This Fourth Amendment and each of the other Financing Agreements delivered under this Fourth Amendment is, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower



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in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

             3.4. Continuous Nature of Representations and Warranties. Each Borrower confirms and agrees that, except for the amendments to the Loan Agreement provided herein, (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement), (b) all Information Certificates delivered in conjunction with the Loan Agreement remain true and correct in all material respects, and (c) it is unconditionally, absolutely, and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all termination fees under
Section 12.1(c) of the Loan Agreement, charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

         4. Acknowledgement of Obligations. Each Obligor, for value received, hereby assents to the Borrowers' execution and delivery of this Fourth Amendment, and to the performance by the Borrowers of their respective agreements and obligations hereunder. This Fourth Amendment and the performance or consummation of any transaction or matter contemplated under this Fourth Amendment, shall not limit, restrict, extinguish or otherwise impair any of the Obligor's liability to Lender with respect to the payment and other performance obligations of the Obligors pursuant to the Guarantees and other Financing Agreements executed by the Obligors for the benefit of Lender. Each Obligor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing Agreements and that such Obligor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

         5. Confirmation of Liens. Each Borrower acknowledges, confirms and agrees that the Financing Agreements, as amended hereby, are effective to grant to Lender duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for liens set forth in Sections 8.4 and 9.8 and Schedule 8.4 (as amended hereby), and that the locations for such Collateral specified in the Financing Agreements have not changed except as provided herein or as previously disclosed to the Lender. Each Borrower further acknowledges and agrees that all Obligations of the Borrowers are and shall be secured by the Collateral.

         6. Miscellaneous. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Financing Agreements. Borrowers hereby agree to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Fourth Amendment and any other documents and agreements prepared in connection with this Fourth Amendment. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for



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as set forth in this Fourth Amendment. The Borrowers and Obligors further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Fourth Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Fourth Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

                      REST OF PAGE LEFT INTENTIONALLY BLANK




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         IN WITNESS WHEREOF, the Borrowers, the Obligors, and the Lender have executed this Fourth Amendment as of the date first above written, by their respective officers hereunto duly authorized, under seal.

                                     BORROWERS:
                                     ---------


WITNESS                              TRANSPRO, INC.


By: /s/ R.E. Freeman                 By: /s/ R.A. Wisot
   ---------------------------           --------------------------------------
                                     Title: Vice President
                                            -----------------------------------

                                     EVAP, INC.


By:  /s/ R.E. Freeman                By: /s/ R.A. Wisot
   ---------------------------           --------------------------------------
                                     Title: Vice President
                                            -----------------------------------


                                     GO/DAN INDUSTRIES, INC.


By:  /s/ R.E. Freeman                By: /s/ R.A. Wisot
   ---------------------------           --------------------------------------
                                     Title: Vice President
                                            -----------------------------------


                                     G&O MANUFACTURING COMPANY, INC.


By:  /s/ R.E. Freeman                By: /s/ R.A. Wisot
   ---------------------------           --------------------------------------
                                     Title: Vice President
                                            -----------------------------------

                                     OBLIGORS:

                                     GO/DAN de MEXICO SA de C.V.


By:  /s/ R.E. Freeman                By: /s/ R.A. Wisot
   ---------------------------           --------------------------------------
                                     Title: Vice President
                                            -----------------------------------




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                                    RADIADORES GDI, SA de C.V.


By:  /s/ R.E. Freeman               By: /s/ R.A. Wisot
   ---------------------------          --------------------------------------
                                    Title: Vice President
                                           -----------------------------------


                                    LENDER
                                    ------


                                    CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)


/s/ Constant M. Richard             By:/s/ John Sullivan
---------------------------            ---------------------------------------
                                    Title: Vice President
                                          ------------------------------------





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